Exhibit 10.37

Advantage Agreement for Business

(1-99 Lines)

I. CUSTOMER INFORMATION

Company’s Legal Name Remote Knowledge, Inc.	D/B/A			Federal Tax Identification Number 741664837

Street Address (P.O. Box Not Acceptable) 16360 Park Ten Place, Suite 200

City Houston	State TX	Zip Code 77084	Telephone Number 281-599-4994	E-Mail Address jthouston@rkiq.com Henry Houston

Primary Contact Zane Russell	Primary Contact’s Employment Title Vice President and Chief Operating Officer

City Houston	State TX	Zip Code 77084	Telephone Number 281-599-4901	E-Mail Address zrussell@rkiq.com

Business Type (check one) X Corporation ☐ Partnership ☐ Limited Liability Company/Partnership ☐ Sole Proprietor

II. SERVICE PLAN, PHONES & ACCESSORIES

TERM (check one):	☐ 1-Year	☒ 2-Year	☐ 3-Year (“Term”)	EFFECTIVE DATE

* Early Termination Fee applies (see below). Term is 1 year if none selected.				This Agreement beings on 2003 (“Effective Date”)
☐ Check if this is a Sprint Affiliate Market Name of Affiliate Mark

Subscriber/Number Commitment Level: 1 (“Lines). A Line or Number is a PCS handset or device activated on Sprint service with a Sprint assigned phone number.

*	Company may not resell Services or Products or lease Products to any one.

Qty.	Phone Type	Accessories	Primary Use City/State Zip	Service Plan	Service Credit/Add. Adv.	Features/Options

1.	Air Prime	—	—	$80.00 per month	—	—

Notes:

III. TERMS AND CONDITIONS

(1) The entire “Agreement” includes this document and: (a) the current PCS Terms and Conditions of Service (“Ts & Cs”) and (b) the version of the Service Plan Addendum identified in Part IV, Section A (the “SPA”), both of which are expressly incorporated in this document by this reference. A copy of the Ts & Cs comes with your PCS handset or device, but may not be the most recent version. The most recent Ts & Cs can be obtained from your PCS Account Representative, by calling PCS Customer Solutions at 1-888-788-4727, or by visiting our web site at www.sprintpcs.com. Any term not defined in this document has the meaning given to that term in the SPA or the Ts & Cs. If there is any inconsistency between provisions in the Ts a& Cs, the SPA or this document, this document controls followed by the SPA and then the Ts & Cs (except to the extent any such document is inconsistent with Applicable Laws, in which case, Applicable Laws control).

(2) COMPANY ACCEPTS THIS AGREEMENT BY SIGNING THIS DOCUMENT OR WHEN COMPANY ACTIVATES SERVICES.

(3) Service Credit. Depending on your Term commitment, you may receive a credit towards charges for Services (“Service Credit”). Unless otherwise provided in the SPA, the Service Credit is $0 for a 1-year, $100 for a 2-year, and $150 for a 3-year Agreement. The Service Credit is applied on your first invoice against charges for Services provided to you. Unused Service Credit carries over to the next invoicing cycle(s) (up to a maximum of 12 invoicing cycles) until completely used. The Service Credit is non-transferable and has no cash value. The Service Credit cannot be applied to offset a termination fee. Company Lines are not eligible for service credits after the expiration of the Term.

(4) Early Termination. Company may terminate this Agreement before the expiration of the Term upon notice to Sprint and the payment of an early termination fee. UNLESS OTHERWISE PROVIDED IN THE SPA, THE PER LINE EARLY TERMINATION FEE DURING THE TERM IS $50 FOR A 1-YEAR, $100 FOR A 2-YEAR, AND $150 FOR A 3-YEAR AGREEMENT. Sprint may terminate this Agreement if Company defaults, in which case the early termination fee will apply. Either party may terminate this Agreement, without any early termination fee, after the Term by giving the other party 30 days written notice of such termination.

(5) Market Availability. Services in some areas are managed and provided under contract with Sprint by independent affiliates with access to the Sprint Nationwide PCS Network. Some Services may not be available or may operate differently in certain affiliate markets. Contact your PCS Account Representative for more information on the affected markets, pricing, features, options, promotions and functionality.

(6) Credit. Sprint may verify your credit, or the credit of the entity on whose behalf you are executing the Agreement, before agreeing to provide Services and Products. Sprint may also perform credit verifications at any time during the Term of the Agreement. Eligibility for all Sprint Service Plans, programs and offers is subject to credit approval (as to type and credit class) which may be withheld by Sprint in its sole discretion.

(7) Confidentiality. Sprint may from time to time disclose to Company certain Confidential Information. “Confidential Information” means all nonpublic information concerning Sprint’s business including, but not limited to, all tangible, intangible, visual, electronic, present, or future information. Confidential Information includes this Agreement and the discussions, negotiations and proposals related hereto. Written Confidential

Advantage Agreement for Business

(1-99 Lines)

Information that is not written must be identified as Confidential Information at the time of disclosure and confirmed in a writing delivered to Company within 15 days following disclosure. Company will use the Confidential Information only to further the relationship between Sprint and Company and shall not disclose Confidential Information to any third party without the written consent of Sprint. Company must protect Confidential Information from unauthorized use or disclosure with same degree of care as to uses to protect its own information of a like nature, but in no event with any less degree of care than reasonable care. Company does not have an obligation to protect Confidential Information that is: (a) in the public domain through no fault of Company; (b) within the legitimate possession of Company, with no confidentiality obligations to Sprint or a third party; (c) lawfully received from a third party having rights in the information without restriction, and without notice of any restriction against its further disclosure; or (d) independently developed by Company without breaching this Agreement or by parties who have not had, either directly or indirectly, access to or knowledge of the Confidential Information. If Confidential Information is required to be produced by law, court order, or governmental authority, Company must immediately notify Sprint, and Sprint may move the ordering court or authority for a protective order or other appropriate relief. Confidential Information remains the property of Sprint. Upon Sprint’s request, all Confidential Information (including copies) must be returned to Sprint or destroyed. Company acknowledges that its unauthorized disclosure or use of Confidential Information may result in irreparable harm. If there is a breach or threatened breach of this Paragraph 7, Sprint may seek injunctive relief to protect its Confidential Information, and Company agrees it may not raise the defense of an adequate remedy at law during any injunctive relief proceeding. The obligations in this Paragraph 7 survive termination of this Agreement.

(8) Subscribe Information (Customer Proprietary Network Information). In the normal course of providing Services, Sprint develops and maintains Customer Proprietary Network Information (“CPNI”) relating to a subscriber’s use of Services. CPNI includes, but is not limited to, information about the quantity, technical configuration, type, destination, amount of Services used and other information found on a subscriber’s bill. Company acknowledges that Sprint will provide Company with CPNI information for Company Lines only. Under federal law, Company has a right, and Sprint has a duty, to protect the confidentiality of Company’s CPNI. By signing this Agreement, Company authorizes Sprint to use, disclose, share or permit access to Company CPNI with the other divisions of Sprint Corporation for the purposes of determining and offering other Sprint Corporation communications-related products and services that may interest Company. The divisions of Sprint Corporation include the local, long distance. PCS and other divisions of Sprint Corporation and joint-venture partners providing communications-related services. In addition, Sprint may disclose, share or permit access to Company’s CPNI on a limited, as-needed basis with trusted agents and contractors that assist Sprint in providing Company with Services. Agents, contractors and joint-venture partners share a concomitant duty to protect Company’s CPNI. Sprint will not disclose or sell Company’s CPNI to third parties, unless otherwise required to do so by operation of law.

If Company does not want Sprint to use or share Company’s CPNI with the other divisions of Sprint Corporation for the purposes of determining and offering communications-related products and services that are unrelated to the Products and Services subject to this Agreement, Company may revoke this authorization at any time by calling 1-800-865-7786 and following the voice prompts. (For TTY Users: Dial 711 or 1-800-877-8973 to contact a TRS communications assistant (CA). Request the CA to dial 1-800-865-7786 and notify Sprint that you wish opt-out.) Such a decision by Company will not have any impact on its Services. Any approval or denial of approval for the use of Company’s CPNI, outside the service to which Company already subscribes, is valid until Company affirmatively revokes or limits such approval. If Company makes the aforementioned revocation, it may subsequently re-authorize such use of Company CPNI by calling the above listed number.

IV. COMPANY ACKNOWLEDGMENTS

A.     I acknowledge that I have reviewed and agreed to version Split NVP X or Single NVP (check one) of the Service Plan Addendum and that the Service Plan(s) selected in Part II of this document corresponds with the Service Plan Addendum.

	➢	Company’s Initial

B. I acknowledge that I have reviewed and agree to the most recent version of the Ts & Cs.	➢	Company’s Initial

C.     I acknowledge that any changes made by or on behalf of Company to the Terms and Conditions of this document, the Service Plan Addendum, or the Ts & Cs, whether or not authorized by a PCS Account Representative, Automatically renders the Agreement null and void.

	➢	Company’s Initial

V. PAYMENT INFORMATION

☐ Credit Card	Type:	Account #:	Expiration:

☐ Check by Phone	Check #:	Account #:	Routing #:

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Advantage Agreement for Business

(1-99 Lines)

COMPANY SIGNATURE AUTHORIZATION	SPRINT SPECTRUM L.P.

By (Authorized Signature): /s/ Henry Houston	By (Direct Sales Manager or above):
Name and Title (Print): Henry Houston, Vice President & CFO	Name and Title (Print):
Date: 9/23/03	Date:

Account Representative:	Root Account Number:

Contact Number :	P2K Market Code:

ASI Market Code:

Additional Notes:

[Remainder of Page Intentionally Blank]

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